[COMPANY LOGO OMITTED]


North Valley Bancorp Reports Strong Earnings for the Quarter Ending March 31,
2003

April 17, 2003 - REDDING, CA - North Valley Bancorp (NASDAQ:NOVB), a multi-bank holding company with $658 million in assets, today reported results for the three months ending March 31, 2003. North Valley Bancorp ("the Company") is the parent company for North Valley Bank ("NVB") and Six Rivers Bank ("SRB"). (All share and earnings per share figures have been adjusted to reflect the 3-for-2 stock split announced March 12, 2003, payable on May 15, 2003 to shareholders of record of April 15, 2003.)

         The Company reported net income for the quarter ended March 31, 2003 of $2,095,000 or $0.29 per diluted share compared to $1,748,000 or $0.24 per diluted share for the same period in 2002. This represents an increase in net income of $347,000 or 19.9% and an increase in diluted earnings per share of 20.8%. The primary factors in the earnings growth were net interest income, which increased $393,000, non-interest income which increased $450,000, partially offset by an increase in non-interest expense of $660,000.

         Net interest income, which represents the Company's largest component of revenues and is the difference between interest earned on loans and investments and interest paid on deposits and borrowings, increased $393,000 or 5.9% over the same period in 2002. This was due to a decrease in interest expense of $692,000 partially offset by a decrease in interest income of $299,000. Although average loans outstanding increased to $435,774,000 in the first quarter of 2003 compared to $398,156,000 in the same period last year, total interest income fell by 3.2%. This is due to lower yields on the loan and investment portfolio. Total yield on interest-earning assets was 6.54% for the first quarter of 2003, down from 7.28% achieved in the first quarter of 2002. Interest expense decreased primarily due to average rates paid on certificates of deposit which decreased to 2.37% in the first quarter of 2003 compared to 3.51% for the same period last year. The Company's overall yield on interest-bearing liabilities decreased to 1.72% from 2.48% for the same period in 2002. The Company's net interest margin fell to 5.09% for the first quarter of 2003 compared to 5.20% for the same period in 2002.

         Non-interest income increased to $2,720,000 for the quarter ended March 31, 2003 compared to $2,270,000 for the same period in 2002. This represents an increase of $450,000 or 19.8%. The increase is almost all attributable to gains on sales of loans of $204,000 and gains on sales and calls of securities of $151,000. As discussed in past earnings releases, the Company began last year to employ a strategy of selling all fixed rate mortgage production into the secondary market to keep the loan portfolio duration relatively short and maintain an appropriate mix within the loan portfolio. Although this has had a slightly negative effect on the Company's net interest margin in the short-term, Management believes this is a prudent, forward-looking strategy to mitigate risk to earnings in a rising interest rate environment. Service charges on deposits remained relatively flat decreasing slightly to $1,290,000 in the first quarter of 2003 compared to $1,301,000 in the same period in 2002. Other fees and charges increased slightly to $455,000 in 2003 from $431,000 in 2002.

         Noninterest expense totaled $6,696,000 for the three months ended March 31, 2003 compared to $6,036,000 for the same period in 2002 which is an increase of $660,000 or 10.9%. This was primarily due to equipment expense which increased in connection with the Company's new core operating system, which was purchased and placed into service in the fourth quarter of 2002. Salaries and benefits increased by 4.1% and was due to normal salary merit increases. This increase in salaries and benefits is lower than in prior quarters due to some gained efficiencies as a result of the system conversion.

         Nonperforming loans increased to $3,136,000, or 0.74% of total loans at March 31, 2003, compared to $2,316,000, or 0.52% of total loans at December 31, 2002. The increase is primarily attributed to the addition of two loans secured by first deeds of trust on commercial real estate, both of which appear to be well secured and are in the process of collection. For the period ended March 31, 2003, $2,146,000 of nonperforming loans are secured by first deeds of trust on real property, SBA guaranteed, or both. The allowance for loan losses at March 31, 2003 was $6,878,000 or 1.62% of total loans compared to $6,723,000 or 1.51% of total loans and leases at December 31, 2002. No provision was made to the allowance for loan loss during the first quarter of 2003 due to $155,000 net recoveries of previously charged off loans and a $20 million reduction in total gross loans. The ratio of net charge-offs to average loans outstanding was negative due to net recoveries received of $155,000 and was (0.14%) on an annualized basis at March 31, 2003 compared to 0.20% for the year ended December 31, 2002. The allowance for loan and lease losses as a percentage of nonperforming loans remained strong at 219.32% compared to 290.08% as of December 31, 2002. "While we have seen a slight increase in nonperforming loan totals, we are confident that credit risks are properly identified and reserved for, and that credit quality remains a strength for North Valley Bancorp. Our ratio of nonperforming loans to total loans of 0.74% and the level of reserve coverage compares quite well to our peer group," stated Mike Cushman, President & CEO.

         "We are pleased with our results for the first quarter of 2003. We fully understood that we would experience some margin compression but it was mainly due to the mix of interest-earning assets as loans decreased during the quarter and our investment in fed funds increased. We will continue to look at ways to deploy this excess liquidity without taking unnecessary interest rate risk," stated Mr. Cushman, President & CEO.

         North Valley Bancorp is a multi-bank holding company headquartered in Redding, California. North Valley Bank operates thirteen commercial banking offices in Shasta and Trinity Counties in Northern California including two in-store supermarket branches and a Business Banking Center. Six Rivers Bank operates seven commercial banking offices in Humboldt, Del Norte, and Mendocino Counties. North Valley Bancorp, through its two subsidiary banks, offers a wide range of consumer and business banking deposit products and services including internet banking and cash management services. In addition to these depository services, North Valley Bank and Six Rivers Bank engage in a full complement of lending activities including consumer, commercial and real estate loans, with particular emphasis on short and medium term loans and installment loans through the Dealer Finance Division. NVB has SBA Preferred Lender status, and both Banks provide investment services to their customers through an affiliated relationship.

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management's assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally or regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by the Company with the Securities and Exchange Commission, should be carefully considered when evaluating the business prospects of the Company. North Valley Bancorp undertakes no obligation to update any forward-looking statements contained in this release.

For further information contact:
Michael J. Cushman                      or     Edward J. Czajka
President & Chief Executive Officer            Executive Vice President & Chief
(530) 226-2900  Fax: (530) 221-4877            Financial Officer

                              North Valley Bancorp & Subsidiaries
                               Consolidated Statements of Income
                   Dollars in thousands except per share amounts (unaudited)
                                For the quarter ended March 31,

                                             2003         2002       $ Change        % Change
                                          ----------------------------------------------------

INTEREST INCOME
  Loans and leases including fees         $    7,684   $    7,800   $     (116)          -1.5%
Investment Securities
    Taxable                                    1,046        1,187         (141)         -11.9%
    Non-taxable                                  354          404          (50)         -12.4%
  Federal funds sold                             108          100            8            8.0%
                                          ----------------------------------------------------
Total interest income                          9,192        9,491         (299)          -3.2%
INTEREST EXPENSE
Deposits                                       1,596        2,302         (706)         -30.7%
Other borrowings                                 486          472           14            3.0%
                                          ----------------------------------------------------
Total Interest Expense                         2,082        2,774         (692)         -24.9%

NET INTEREST INCOME                            7,110        6,717          393            5.9%

PROVISION FOR LOAN AND
  LEASE LOSSES                                    --          420         (420)        -100.0%
NET INTEREST INCOME AFTER PROVISION
  FOR LOAN AND LEASE LOSSES                    7,110        6,297          813           12.9%

NONINTEREST INCOME
  Service charges on deposit accounts          1,290        1,301          (11)          -0.8%
  Other fees and charges                         455          431           24            5.6%
  Gain on sale of loans                          204           --          204          100.0%
  Gains on sale and calls of securities          151           --          151          100.0%
  Other                                          620          538           82           15.2%
                                          ----------------------------------------------------
Total noninterest income                       2,720        2,270          450           19.8%

NONINTEREST EXPENSES
Salaries and employee benefits                 3,312        3,181          131            4.1%
Occupancy expense                                402          387           15            3.9%
Furniture and equipment expense                  749          415          334           80.5%
Other                                          2,233        2,053          180            8.8%
                                          ----------------------------------------------------
Total noninterest expenses                     6,696        6,036          660           10.9%

INCOME BEFORE PROVISION FOR
INCOME TAXES                                   3,134        2,531          603           23.8%

PROVISION FOR INCOME TAXES                     1,039          783          256           32.7%

NET INCOME                                     2,095        1,748          347           19.9%

NET INCOME PER SHARE
  Basic                                   $     0.30   $     0.25   $     0.05           20.0%
  Diluted                                 $     0.29   $     0.24   $     0.05           20.8%

Weighted Average Shares*
Basic                                      6,937,395    7,005,002
Diluted                                    7,240,668    7,214,525
*Adjusted for 3 for 2 stock dividend

                                                North Valley Bancorp and Subsidiaries
                                                     Consolidated Balance Sheet
                                            (dollars in thousands except per share data)
                                                             (unaudited)


ASSETS                                                                         March 31,   December 31,    $ Change        % Change
                                                                                 2003          2002
                                                                               ----------------------------------------------------

Cash and due from banks                                                        $ 42,175      $ 33,900      $  8,275           24.4%
Federal funds sold                                                               49,900        21,400        28,500          133.2%
Cash held in other financial institutions                                           396           517          (121)         -23.4%

Securities:
  Available for sale, at fair value                                             100,908       110,475        (9,567)          -8.7%
  Held to maturity, at amortized cost                                             1,455         1,455            --            0.0%
  FHLB & FRB Stock                                                                3,123         3,258          (135)          -4.1%
Loans and leases net of allowance
  for loan and lease losses and deferred loan fees                              417,860       437,843       (19,983)          -4.6%
Premises and equipment, net of accumulated
  depreciation and amortization                                                  12,938        13,156          (218)          -1.7%
Other real estate owned                                                              28            55           (27)         -49.1%
Goodwill and core deposit intangibles, net                                        2,651         2,772          (121)          -4.4%
Accrued interest receivable & other assets                                       26,743        30,939        (4,196)         -13.6%
                                                                               ----------------------------------------------------
TOTAL ASSETS                                                                    658,177       655,770         2,407            0.4%



LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
Deposits:
  Noninterest-bearing demand deposits                                          $111,112      $108,140         2,972            2.7%
  Interest-bearing demand                                                       141,535       142,432          (897)          -0.6%
  Savings                                                                       146,808       132,373        14,435           10.9%
  Time certificates                                                             167,126       172,108        (4,982)          -2.9%
                                                                               ----------------------------------------------------
Total deposits                                                                  566,581       555,053        11,528            2.1%
Fed funds purchased and other borrowings                                         24,177        32,888        (8,711)         -26.5%
Accrued interest and other liabilities                                            6,832         7,800        (1,661)         -21.3%
Company obligated manditorily redeemable cumulative
  trust preferred securities of subsidiary grantor trust                         10,000        10,000            --            0.0%
                                                                               ----------------------------------------------------
Total liabilities                                                               607,590       605,741         1,156            0.2%


SHAREHOLDERS' EQUITY
Preferred stock, no par value: authorized 5,000,000 shares; none outstanding
Common stock, no par value:  authorized 20,000,000
  shares, outstanding  6,951,141 and 6,930,792 at
  March 31, 2003 and December 31, 2002                                           25,199        25,112            87            0.3%
Retained Earnings                                                                24,244        23,260         1,677            7.2%
Accumulated other comprehensive loss, net of tax                                  1,144         1,657          (513)         -31.0%
                                                                               ----------------------------------------------------
Total shareholders' equity                                                       50,587        50,029         1,251            2.5%

Total Liabilities & Shareholders Equity                                         658,177       655,770         2,407            0.4%

                          North Valley Bancorp and subsidiaries
                      (dollars in thousands except per share data)
                                       (unaudited)



FINANCIAL RATIOS
                                                      For the quarter ended March 31,
                                                        2003                   2002
                                                      --------               --------

Return on average assets                                  1.28%                  1.16%
Return on average equity                                 16.62%                 15.90%
Efficiency ratio                                         68.12%                 67.16%
Net interest margin (Taxable-equivalent)                  5.09%                  5.20%
Average equity to average assets                          7.72%                  7.32%

ALLOWANCE FOR LOAN
LOSSES

Balance beginning of year                             $  6,723               $  5,786
Provision for loan losses                                   --                    420
Net (recoveries) charge offs                              (155)                   177

Balance end of period                                 $  6,878               $  6,029



NON-PERFORMING ASSETS:
                                                    At March 31,          At December 31,
                                                        2003                   2002

Total nonaccrual loans                                $  1,326               $  1,452
Loans 90 days past due and still accruing                1,810                    864

Total nonperforming loans                             $  3,136               $  2,316
Other real estate owned                                     28                     55

Total nonperforming assets                            $  3,164               $  2,371

Nonaccrual loans to total gross loans                     0.31%                  0.33%
Nonperforming loans to total gross loans                  0.74%                  0.52%
Total nonperforming assets to total assets                0.48%                  0.36%

Allowance for loan losses to nonperforming loans        219.32%                290.28%
Allowance for loan losses to total gross loans            1.62%                  1.51%
Allowance for loan losses to nonperforming assets       217.38%                283.55%


Total Gross Loans                                      425,005                444,566
Total Assets                                           658,177                655,770
Average Loans Outstanding                              435,774                424,272
Average Assets                                         653,438                619,911
Average Equity                                          50,419                 46,579